UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2014

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Acquisition of Del Monte Entities

On January 11, 2015, Del Monte Capitol Meat Company, LLC, a Delaware limited liability company and wholly owned subsidiary ( “Buyer”) of The Chefs’ Warehouse, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, Buyer, T.J. Foodservice Co., Inc., a California corporation (“Service”), TJ Seafood, LLC, a California limited liability company (“Seafood”, and together with Service, “Sellers”), John DeBenedetti (“J. DeBenedetti”), Victoria DeBenedetti (“V. DeBenedetti”), Theresa Lincoln, and J. DeBenedetti, as the Sellers’ Representative, pursuant to which Buyer has agreed to acquire substantially all of the assets of Sellers (the “Acquisition”).

On January 11, 2015, Del Monte Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”, and together with Buyer, “Buyer Parties”), entered into a Merger Agreement (the “Merger Agreement”, and together with the Purchase Agreement, the “Agreements”) by and among the Company, Merger Sub, Del Monte Capitol Meat Co., Inc., a California corporation (“Target”, and together with Sellers, the “Del Monte Entities”), David DeBenedetti (“D. DeBenedetti”), V. DeBenedetti and the DeBenedetti/Del Monte Trust (the “Trust”, and together with D. DeBenedetti and V. DeBenedetti, the “Shareholders”), and J. Debenedetti as the Sellers’ Representative, pursuant to which Target has agreed to merge with and into Merger Sub with Merger Sub as the surviving company (the “Merger”).

Pursuant to the terms of the Agreements, the Company is expected to pay approximately $191.2 million for the Del Monte Entities at the closing of the Acquisition and Merger, which is subject to a post-closing working capital adjustment and confirmation of Sellers’ and Target’s Adjusted EBITDA as calculated based on Sellers’ and Target’s audited financial statements for the fiscal year ended December 27, 2014, as described in the Agreements and of which approximately $127.5 million will be paid in cash at closing through cash on hand and additional borrowings under the Company’s existing credit arrangements. The remaining approximately $63.7 million will consist of (i) approximately 1.2 million shares of the Company’s common stock (valued at $22.00 per share) and (ii) approximately $38.3 million in aggregate principal amounts of convertible subordinated notes with a six-year maturity bearing interest at 2.5% with a conversion price of $29.70 per share issued to the Sellers. Buyer may, in certain instances beginning one year following the closing, redeem the convertible subordinated notes for cash or in shares of the Company’s common stock. Moreover, Buyer may pay the outstanding principal amount due and owing under the convertible subordinated notes at maturity in either cash or shares of the Company’s common stock. The convertible subordinated notes are convertible by the Sellers at any time.

The Company will also pay additional contingent consideration, if earned, in the form of an earn-out amount which is expected to total approximately $25.5 million (subject to confirmation of Sellers’ and Target’s audited financial results for the fiscal year ended December 27, 2014) but payment of which is subject to certain conditions and the successful achievement of Adjusted EBITDA targets for the Del Monte Entities and improvements in certain operating metrics for the Company’s protein business over the six years following the closing of the Acquisition. The cash purchase price paid at closing, as adjusted, together with the issued shares of Company common stock, the convertible subordinated notes and the earn-out amount, is referred to herein as the “Purchase Price”.

The closing of the Acquisition and Merger are conditioned upon, among other things, satisfaction of customary closing conditions, including: (1) compliance with or exemption from the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, (2) the accuracy of the representations and warranties of each party as of the closing, (3) the performance in all material respects by the parties of their respective covenants, agreements and obligations under the Agreements, (4) the effectiveness of Amendment No. 4 and Note Amendment No. 4 (as defined below), and (5) in the case of the Company and Buyer: (i) the absence of any change or event which has had, since January 11, 2015, a material adverse effect on the Del Monte Entities and (ii) receipt of certain third-party consents necessary to consummate the Acquisition and Merger.

The Agreements contain customary representations and warranties and covenants from the Del Monte Entities, including representations and warranties about Sellers, Target and their business, assets, operations and liabilities. Pursuant to an Indemnification Agreement to be entered into at the closing of the Acquisition and Merger, Buyer Parties, the Del Monte Entities and the Del Monte Entities’ owners will be, subject to certain temporal and financial limitations, including a $700,000 tipping basket for indemnification claims arising out of breaches of representations and warranties, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Agreements, failure to perform covenants contained in the Agreements, including the failure to pay the excluded liabilities and assumed liabilities. Buyer is also entitled, in certain circumstances, to set off amounts it is owed by Sellers and the owners of Sellers and Del Monte, against payments of principal on the convertible subordinated notes and payment of certain portions of the earn-out consideration. Buyer Parties will deposit approximately $22.0 million of the Purchase Price paid at closing into an escrow account to satisfy claims made by Buyer Parties under the terms of the Agreements (the “Escrow Amount”), such Escrow Amount to be comprised of $5.0 million in cash and $17.0 million in shares of Company common stock, valued as of the closing date of the Acquisition and Merger. Eighteen (18) months following the closing, Buyer Parties will release to the Sellers and owners of Target the remaining Escrow Amount not then subject to pending indemnification claims of Buyer Parties or previously paid to satisfy claims made by Buyer Parties.

In connection with the Acquisition and Merger, each of the Del Monte Entities and their owners has agreed not to compete with the Business or solicit customers of the Business in various geographic locations for a period of five years following the Closing.

The foregoing description of the Agreements entered into in connection with the Acquisition and Merger does not purport to be a complete description of the parties’ rights and obligations under the Agreements. The foregoing descriptions of the Purchase Agreement and Merger Agreement are qualified in their entirety by reference to the copies thereof filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Amendment to Credit Facility and Senior Notes

On January 9, 2015, Dairyland USA Corporation (“Dairyland”), The Chefs’ Warehouse Mid-Atlantic, LLC (“CW Mid-Atlantic”), Bel Canto Foods, LLC (“Bel Canto”), The Chefs’ Warehouse West Coast, LLC (“CW West Coast”) and The Chefs’ Warehouse of Florida, LLC (“CW Florida”, and together with Dairyland, CW Mid-Atlantic, Bel Canto and CW West Coast, the “Borrowers,” and together with the subsidiaries of The Chefs’ Warehouse, Inc. (the “Company”) that guarantee the Borrowers’ obligations thereunder, the “Loan Parties”), JP Morgan Chase Bank, N.A. (“JP Morgan”) and the lenders from time to time party thereto (the “Lenders”) entered into Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Credit Agreement dated as of April 25, 2012 by and among the Borrowers, JP Morgan and the Lenders, as amended (the “Amended and Restated Credit Agreement”).

Amendment No. 4 amends the Amended and Restated Credit Agreement to, among other things, (i) replace the definition of Leverage Ratio with definitions of Total Leverage Ratio and Senior Secured Leverage Ratio and establish limits on the amount of leverage and senior secured leverage that the Loan Parties may incur, which limits shall decrease through September 30, 2016, (ii) modify the Applicable Rate for borrowings under the Amended and Restated Credit Agreement to provide for an increased interest rate when the Loan Parties’ Total Leverage Ratio is equal to, or greater than, 4.25 to 1.00, (iii) permit the Acquisition and the Merger and the related issuance of the Company’s common stock and up to $38.25 million of subordinated debt of Buyer pursuant thereto, and payment of the earn-out consideration so long as the Loan Parties are not in default under the Amended and Restated Credit Agreement, and (iv) create an expansion option whereby Borrowers may increase the borrowings available under the Amended and Restated Credit Agreement in increments of at least $10,000,000, such that the aggregate increases do not exceed $60,000,000.

On January 9, 2015, Dairyland, CW Mid-Atlantic, Bel Canto, CW West Coast and CW Florida (the “Issuers”), along with the Company’s subsidiaries that guarantee the Issuers’ obligations thereunder (together with the Issuers, the “Obligors”), entered into an Amendment No. 4 (“Note Amendment No. 4”) to the Note Purchase and Guarantee Agreement dated as of April 17, 2013, as amended (the “Note Purchase and Guarantee Agreement”) among the Issuers, the Company’s subsidiaries that guarantee the Issuer’s obligations thereunder and the Prudential Insurance Company of America and certain of its affiliates.

Note Amendment No. 4 amends the Note Purchase and Guarantee Agreement to, among other things, (i) replace the definition of Leverage Ratio with definitions of Total Leverage Ratio and Senior Secured Leverage Ratio and to establish limits on the amount of leverage and senior secured leverage that the Obligors may incur, which limits shall decrease through September 30, 2016, (ii) modify the Applicable Rate for borrowings under the Note Purchase and Guarantee Agreement to provide for an increased interest rate when the Obligors’ Total Leverage Ratio is equal to, or greater than, 3.25 to 1.00, and (iii) permit the Acquisition and the Merger and the related issuance of the Company’s common stock and up to $38.25 million of subordinated debt of Buyer pursuant thereto, and payment of the earn-out consideration so long as the Obligors are not in default under the Note Purchase and Guarantee Agreement.

The effectiveness of Amendment No. 4 and Note Amendment No. 4 are each conditioned upon, among other things, the closing of the Acquisition and the Merger and, at such time, the Total Leverage Ratio and Senior Secured Leverage Ratio of the Loan Parties or the Obligors, as applicable, not exceeding certain thresholds.

The foregoing descriptions of Amendment No. 4 and Note Amendment No. 4 are qualified in their entirety by reference to the copies thereof filed herewith as Exhibit 10.3 and Exhibit 10.4, respectively.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above under the heading “Amendment to Credit Facility and Senior Notes” as well as the description of the convertible subordinated note to be issued in connection with the closing of the transaction contemplated by the Purchase Agreement are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1

Asset Purchase Agreement dated as of January 11, 2015, by and among the The Chefs’ Warehouse, Inc., a Delaware corporation, Del Monte Capitol Meat Company, LLC, a Delaware limited liability company, T.J. Foodservice Co., Inc., a California corporation, TJ Seafood, LLC, a California limited liability company, John DeBenedetti, Victoria DeBenedetti, Theresa Lincoln, and John DeBenedetti, as the Sellers’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

10.2

Merger Agreement dated as of January 11, 2015, by and among the The Chefs’ Warehouse, Inc., a Delaware corporation, Del Monte Merger Sub, LLC, a Delaware limited liability company, Del Monte Capitol Meat Co., Inc., a California corporation, David DeBenedetti, Victoria DeBenedetti, DeBenedetti/Del Monte Trust, and John Debenedetti as the Sellers’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

10.3

Amendment No. 4, dated as of January 9, 2015, to the Amended and Restated Credit Agreement dated as of April 25, 2012, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.4

Amendment No. 4, dated as of January 9, 2015, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, and Michael’s Finer Meats, LLC, as the Initial Guarantors, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreements entered into by the parties in connection with the Company’s proposed acquisition of all the Del Monte Entities; the ability of the Company to consummate the proposed acquisition of the Del Monte Entities; the Company’s ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte Entities; the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the timeframe currently contemplated; the Company’s ability to open, and begin servicing customers from, a new Chicago distribution center and the expenses associated therewith; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the strain on the Company’s infrastructure and resources caused by its growth; the Company’s ability to recover its losses related to the accounting issue at its Michael’s Finer Meats subsidiary from the former owners of that business; and the results of the Company’s continuing investigation into the accounting issue involving its Michael’s Finer Meats subsidiary. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Title:	Alexandros Aldous General Counsel and Corporate Secretary

Date:  January 15, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1

Asset Purchase Agreement dated as of January 11, 2015, by and among the The Chefs’ Warehouse, Inc., a Delaware corporation, Del Monte Capitol Meat Company, LLC, a Delaware limited liability company, T.J. Foodservice Co., Inc., a California corporation, TJ Seafood, LLC, a California limited liability company, John DeBenedetti, Victoria DeBenedetti, Theresa Lincoln, and John DeBenedetti, as the Sellers’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

10.2

Merger Agreement dated as of January 11, 2015, by and among the The Chefs’ Warehouse, Inc., a Delaware corporation, Del Monte Merger Sub, LLC, a Delaware limited liability company, Del Monte Capitol Meat Co., Inc., a California corporation, David DeBenedetti, Victoria DeBenedetti, DeBenedetti/Del Monte Trust, and John Debenedetti as the Sellers’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

10.3

Amendment No. 4, dated as of January 9, 2015, to the Amended and Restated Credit Agreement dated as of April 25, 2012, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

10.4

Amendment No. 4, dated as of January 9, 2015, to the Note Purchase and Guarantee Agreement, dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Issuers, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, and Michael’s Finer Meats, LLC, as the Initial Guarantors, The Prudential Insurance Company of America, Pruco Life Insurance Company, Prudential Arizona Reinsurance Captive Company, and Prudential Retirement Insurance and Annuity Company.